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                                                                    EXHIBIT 4.17

                            AMA SECURITIES AGREEMENT

         THIS AGREEMENT is effective as of the 29th day of February, 1996, among Elcom International, Inc., a Delaware corporation (the "Company"), and Michael Peter David Allpress, Robert John Atkins and Kevin John Meakings (such persons being hereinafter referred to, as the context requires, individually as "Stockholder" and collectively as "Stockholders"), as the former stockholders of AMA (as hereinafter defined).

                                    RECITALS

         A. The Stockholders are together the record and beneficial owners of all of the ordinary share capital (the "Stock") of AMA (UK) Limited, a corporation organized under the laws of England ("AMA"); and

         B. The Company desires to acquire, and the Stockholders desire to sell, all of the Stock to the Company (the "Acquisition") in consideration for 3,247,371 shares of common stock, $.01 par value per share (the "Elcom Shares," which term encompasses any securities hereafter issued in respect of or in exchange for the Elcom Shares in connection with a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change), of the Company in accordance with the terms and subject to the conditions of a Sale and Purchase Agreement dated of even date herewith (the "Purchase Agreement") among the Company and the Stockholders; and

         C. The Company and the Stockholders have agreed that the issuance of the Elcom Shares pursuant to the Purchase Agreement shall be pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act"), provided by Regulation S promulgated pursuant to the Act; and

         D. On even date herewith, the Company, the Stockholders and an escrow agent entered into an Escrow Agreement (the "Escrow Agreement") pursuant to which a portion of the Elcom Shares are held in escrow to secure the obligations of the Stockholders under the Purchase Agreement and which shares, upon distribution from said escrow, shall continue to be subject to this Agreement; and

         E. The Company and Stockholders have further agreed that Stockholders shall have, under the terms and conditions herein set forth, certain rights to include the Elcom Shares received by such Stockholders in a Company registration of securities under the Act with the Securities and Exchange Commission ("SEC"); and

         F. The Company and Stockholders desire that the Acquisition be treated as a pooling-of-interest for accounting purposes;

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         In consideration of the premises and mutual covenants contained herein and in the Purchase Agreement, the parties hereby agree as follows:

                              ARTICLE 1 DEFINITIONS

         When used in this Agreement, the following terms in all of their tenses and cases shall have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

         "Acquisition" is defined in Recital B.

         "Act" is defined in Recital C.

         "AMA" is defined in Recital A.

         "Company" is defined in the Introductory paragraph.

         "Elcom Shares" is defined in Recital B.

         "Escrow Agreement" is defined in Recital D.

         "Person" means an individual, trust, corporation, partnership, joint venture, or other entity.

         "Piggy-Back Holders" is defined in Section 4.1.

         "Purchase Agreement" is defined in Recital B.

         "Registration Statement" is defined in Section 4.1.

         "SEC" is defined in Recital E.

         "Shares" means shares of voting and nonvoting common stock, par value $.01 per share, of the Company (whether presently or hereafter issued).

         "Stock" is defined in Recital A.

         "Stockholder" is defined in the Introductory paragraph.

         "Transfer" means sell, give, assign, pledge, bequeath, exchange, dispose of, hypothecate, or otherwise transfer whether by testamentary disposition, survivorship arrangement or otherwise, encumber in any respect, or grant any interest in (whether voluntarily or involuntarily or by operation of law and whether with or without consideration), and specifically includes all transfers upon divorce, in bankruptcy or by way of execution, seizure, or sale by legal process.


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                     ARTICLE 2 EXEMPTION FROM REGISTRATION;
                               LIMITS ON TRANSFER

         2.1 Regulation S. Each Stockholder acknowledges that he is not a "U.S. person" (as defined in Regulation S promulgated under the Act) and that the Elcom Shares acquired in connection with the Acquisition have not been registered under the Act and may not be offered or sold in the United States or to "U.S. persons" unless the Elcom Shares are registered under the Act, or an exemption from the registration requirements of the Act is available.

         2.2 Information Received. Each Stockholder acknowledges that he or she has had, at a reasonable time prior to the date of this Agreement, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Elcom Shares and the business of the Company and to obtain any additional information which the Company possesses that each Stockholder has deemed necessary or desirable.

         2.3 Limitations on Resale. Each Stockholder is aware that the Elcom Shares have not been registered under the Act and that he or she must hold such shares indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each Stockholder is acquiring the Elcom Shares for his or her own account, for investment and not with a view to the distribution thereof. Each Stockholder acknowledges and agrees that the certificates representing the Elcom Shares to be received by him or her shall bear a legend stating the substance of such restrictions.

         2.4 Speculative Nature of Investment. Each Stockholder is aware that the investment in the Elcom Shares is a speculative one and involves a high degree of risk, that the amount realized on the investment may not equal the original amount invested, and in evaluating such investment each Stockholder has consulted with his or her own investment and/or legal and/or tax advisers and has concluded that the proposed investment in the Company is appropriate in light of his or her overall investment objectives and financial situation.

                    ARTICLE 3 POOLING-OF-INTERESTS ACCOUNTING

         Each Stockholder acknowledges and agrees that the Company intends that the Acquisition shall be accounted for on a pooling-of-interests basis and that such Stockholder will not, in addition to any other restriction on transfer of Elcom Shares otherwise contained herein, Transfer any of the Elcom Shares received by such Stockholder pursuant to the Acquisition (other than as specifically contemplated in the Purchase Agreement) until such time as financial results covering at least thirty (30) days of the combined operations of AMA and the Company shall have been published by the Company in a Form 8-K or a Form 10-Q filed with the SEC, which shall not be later than June 15, 1996.


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                          ARTICLE 4 REGISTRATION RIGHTS

         4.1 "Piggy-Back" Registration Rights. If, at any time within seven (7) years after the date hereof, the Company shall file with the SEC a registration statement under the Act with respect to a public offering for cash of any of the Company's common stock by the Company or any of its stockholders, other than a registration filed on Form S-4 or S-8 or any successor form to such forms or filed in connection with an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company, then the Company will, at least forty-five (45) days prior to filing such registration statement (a "Registration Statement"), notify the Stockholders in writing of its intention to make such filing. Upon the written request by each Stockholder, stating the number of Elcom Shares desired to be registered by such Stockholder, given within thirty (30) days after mailing such notice by the Company in accordance with Section 6.1 hereof, and subject to the approval of the managing underwriter of the Company's common stock to be sold under such filing and subject to any required adjustments (all in accordance with Section 4.8 hereof), the Company shall, subject to the provisions of this Article 4, use its best efforts to cause to be included in such Registration Statement for registration under the Act, all of the Elcom Shares that each such Stockholder has requested to be registered; provided, however, that unless the Company's Board of Directors and managing underwriter agree to an increased limit, all Piggy-Back Holders (as hereinafter defined) shall be entitled to have registered in the aggregate no more than 20% of the total number of shares of common stock offered in any such public offering (exclusive of any over-allotment option). The right of any Stockholder to request the inclusion of a registration of any Elcom Shares pursuant to this Section 4.1 shall not apply to any Elcom Shares held by a Stockholder to whom the Company shall deliver an opinion of its counsel that such Elcom Shares which such Stockholder proposes to sell may lawfully be sold or distributed publicly without registration within a period of six months commencing on the date which is sixty (60) days after the date of such Stockholder's registration request or any Elcom Shares subject to the Escrow Agreement and included as part of the Indemnity Escrow Fund (as defined in the Escrow Agreement).

         Whenever required under this Article 4 to use its best efforts to effect the registration of any Elcom Shares, the Company shall, as expeditiously as reasonably possible (i) prepare and file with the SEC the Registration Statement with respect to such Elcom Shares and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that the Company shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days, or such shorter period as is required to dispose of all securities covered by such Registration Statement,
(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement, (iii) furnish to the Stockholders such number of copies of a prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Elcom Shares owned by them, and (iv) use its best efforts to register and qualify the securities covered by such Registration Statement under


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such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to register any of the Elcom Shares under any securities laws of any state in which the Company is not otherwise registering its securities in connection with such registration or to qualify to do business or to file a general consent to service of process in any state or jurisdiction. Notwithstanding the foregoing, all Elcom Shares desired to be sold by the holders thereof may not necessarily be included in the Registration Statement pursuant to this Article 4, because of the procedures set forth in Section 4.8. As used herein, all holders of piggy-back registration rights with respect to Company securities (which currently apply to a substantial majority of the Company's outstanding common stock) shall be referred to as "Piggy-Back Holders."

         The Company shall have the right to terminate or withdraw any registration initiated by it under this Article 4 prior to the effectiveness of such registration without any liability to the Stockholders who would have participated in such registration in the event it had not been terminated or withdrawn by the Company.

         4.2 Stockholders' Condition; Obligation to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article 4 hereof that the Stockholders shall furnish to the Company such information regarding them, the Shares held by them, and the intended method of disposition of such securities as the Company shall reasonably request or as shall be necessary in order to properly enable the Company to take any such actions (including, but not limited to, completion and execution of all customary documentation relating to their intended inclusion of Elcom Shares for registration, such as by way of example only, a Power of Attorney, Custody Agreement, "Lock-up" Agreement and Underwriting Agreement).

         4.3 Expenses of Registration. All registration and qualification fees, printers' and accounting fees, and underwriters' discounts and commissions and brokerage or dealer commissions incurred in connection with a registration pursuant to this Article 4 shall be borne pro rata among the Company and each Piggy-Back Holder in the proportion that the securities included in the registration by the Company or a Piggy-Back Holder relate to all of the securities included in the registration. Fees and disbursements of legal counsel for the Company and other expenses of the Company shall be borne exclusively by the Company. Fees and disbursements of legal counsel to Piggy-Back Holders participating in the registration and other expenses of such Piggy-Back Holders shall be borne on a pro rata basis exclusively among such participating Piggy-Back Holders or as mutually agreed among such Piggy-Back Holders.

         4.4 Delay of Registration. No Stockholder shall have any right to take any action to restrain, enjoin or otherwise delay any Registration Statement under this Article 4 as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 4.

         4.5 Indemnification. In the event any Elcom Shares of Stockholders are included in a Registration Statement under this Article 4:


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              4.5.1 Indemnification of Stockholders. To the extent permitted by law, the Company will indemnify and hold harmless each Stockholder requesting or joining in any in Registration Statement under this Article 4, and each person, if any, who controls such Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required by the Company in connection with any such registration; and will reimburse each such Stockholder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 4.5.1 shall be subject to Subsection 4.5.3, shall not apply to amounts (including expenses) paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action (including expenses) to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, any prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of the Stockholder or controlling person. It is expressly understood among the parties to this Agreement that in no event shall the Company be obligated to agree to indemnify or indemnify, in any respect, any underwriter, broker, dealer or other entity or person effecting the sale, purchasing or otherwise distributing or transferring any of the Elcom Shares.

              4.5.2 Indemnification of the Company. To the extent permitted by law, each Stockholder requesting or joining in any Registration Statement under this Article 4 will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, and each agent for the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions taken in respect thereto) arise out of or are based upon any untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such Registration Statement, any prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Stockholder or his or her controlling persons for use in connection with such registration; and each such Stockholder will reimburse


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any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 4.5.2 shall be subject to Subsection 4.5.3 and shall not apply to amounts (including expenses) paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).

              4.5.3 Notification of and Participation in Claims. Promptly after receipt by an indemnified party under this Section 4.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with Calfee, Halter & Griswold, if the indemnifying party is the Company or with other counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his or her ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.5, but the omission so to notify the indemnifying party will not relieve them of any liability that they may have to any indemnified party otherwise than under this Section.

         4.6 Market Stand-Off Agreement. Each Piggy-Back Holder hereby agrees, so long as such Piggy-Back Holder beneficially owns at least one percent (1.0%) of the Company's then outstanding securities (treating any exercisable or convertible securities on an as-if-converted basis), in connection with a public offering by the Company of such securities, upon the request of the Company or the underwriters managing such offering, not to Transfer, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or the underwriters, for such period of time not to exceed 180 days following the effective date of such Registration Statement as the Company or the underwriters may require or specify.

         4.7 Transfer of Registration Rights. Unless the Elcom Shares to be transferred are transferable by the Stockholder in accordance with Rule 144, the registration rights of the Stockholder under this Article 4 may be transferred to any third party along with such Shares and such rights will inure to the benefit of the Stockholder's respective heirs and personal representatives who acquire the Elcom Shares without payment of value upon their death; provided in any such case that, as a condition precedent, any such transferee shall execute an assignment and assumption agreement with the Company with respect to such transferred Shares, agreeing to be subject to the obligations with respect thereto.

         4.8 Underwriting Requirements. If the total amount of Shares requested by Piggy-Back Holders to be included in any registration exceeds the 20% limit referred to in Section 4.1 or exceeds the amount of securities which the managing underwriter, in the case of an underwritten public offering, determines in its discretion to be compatible with the success of


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
the offering, then notwithstanding any other provision of this Agreement, the Company shall be required to include in the offering only that number of Elcom Shares which conform to the 20% limit or such lesser amount as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata between Piggy-Back Holders according to the total amount of securities requested to be included therein owned by each Piggy-Back Holder desiring to sell securities or in such other proportions as shall mutually be agreed to by the Piggy-Back Holders).


                          ARTICLE 5 TERM OF AGREEMENT

         5.1 Termination of this Agreement. This Agreement shall remain in effect until terminated by (a) written agreement of the Company's Board of Directors and the Stockholders, (b) cessation of the Company's business and winding up of its affairs, (c) any merger or consolidation of the Company in which the Company is not the surviving corporation, unless such merger or consolidation is with another entity that is controlled by, under the control of or in common control with, the Company, or (d) seven (7) years from the date of this Agreement.

         5.2 Removal of Restrictive Legends. Upon termination of this Agreement, each Stockholder shall surrender to the Company any certificates representing Elcom Shares bearing the restrictive legend referenced in Section 2.3, and the Company shall issue a new certificate in lieu thereof for an equal number of Elcom Shares without such restrictive legend.

         5.3 Rule 144. Following a Public Offering, the Company agrees to take all reasonable actions within its control to file all of the reports that it is required to file pursuant to Rule 144(c) of the Act.


                              ARTICLE 6 MISCELLANEOUS

         6.1 Notices. Without prejudice to any other method available for the giving of notice or to any acknowledgment by any party that it has received the same, any notice or other communication desired to be given or made hereunder may be given or made by personally delivering the same or by sending the same by first class prepaid post (airmail if sent to or from abroad) or telex or facsimile ("fax") to the respective address shown below and if sent by post as aforesaid shall be deemed to have been received on the second business day after the posting of the same (or on the fourth business day if sent to or from abroad) and if personally delivered, sent by telex or fax shall be deemed to have been received on delivery or dispatch if sent on a business day or (if not so delivered or sent) on the first business day thereafter. For purposes hereof, "business day" shall mean a day (other than a Saturday) on which banks generally are open for business in London.


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
All notices pursuant to this Agreement shall be delivered as follows:

         If to the Company, to:

         Elcom International, Inc.
         10 Oceana Way
         Norwood, Massachusetts 02062
         Attention:  Chairman

         with a copy to:

         Douglas A. Neary, Esq.
         Calfee, Halter & Griswold
         1400 McDonald Investment Center
         800 Superior Avenue
         Cleveland, Ohio   44114-2688

         If to a Stockholder, to the address for such Stockholder listed below:


            Michael Peter David Allpress        Robert John Atkins
            9 Summerfield Close                 Wayfarers Barn
            Wokingham, Berkshire                Steventon
                                                Basingstoke
                                                Hampshire RH25 3AY

                              Kevin John Meakings
                              The Flint House
                              Upper Wooton
                              Basingstoke
                              Hampshire RG26 5TH


            with a copy to:

            Cole & Cole of Buxton Court
            3 West Way
            Oxford, England 0X2 O5Z

         6.2 Further Assurances. From time to time after the date hereof, upon reasonable notice and without further consideration, each Stockholder shall execute and deliver any other document or instrument and shall take any other action as may be advisable in the reasonable discretion of the Board of Directors of the Company to give effect to the provisions of this Agreement. Each Stockholder agrees to approve and implement any plan which is approved by counsel for the Company as a valid means of carrying out this Agreement.


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
         6.3 Assignment. Subject to the rights of assignment contained in
Section 4.7 hereof, no Stockholder may assign rights or delegate duties or obligations hereunder without the prior written consent of all other parties, and any assignment or delegation of any right, duty, or claim arising hereunder without such consent shall be void.

         6.4 Injunctive Relief. Each Stockholder acknowledges that it will be impossible to measure in money the damage to the Company and to the other Stockholders if there is a failure to comply with this Agreement. It is therefore agreed that the Company or any other Stockholder, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement and that if any action or proceeding is brought in equity to enforce it, no party will urge, as a defense, that there is an adequate remedy at law.


                               ARTICLE 7 CONSTRUCTION

         7.1 Entire Agreement. Other than as contained in the Purchase Agreement and/or the Agreed Draft documents referred to therein, this Agreement constitutes the exclusive statement of the agreement of the Company and the Stockholders concerning the matters set forth herein and supersedes all other agreements, oral or written, among or between any of them concerning the matters set forth herein. Except as may be provided in the Purchase Agreement, all negotiations among or between any of the Company and the Stockholders with respect to the subject matter hereof are superseded by this Agreement, and there are no representations, promises, understandings, or agreements, or written, in relation thereto among or between any of them other than those incorporated herein.

         7.2 Modification and Waiver. No amendment, modification, or waiver of this Agreement shall be effective unless made in a written instrument which specifically references this Agreement and which is signed by the Company and all of the Stockholders (except those whose rights hereunder would not be affected by such amendment, modification, or waiver). Except as expressly provided herein, the failure of the Company or any Stockholder to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of any provision or the right of any such Person to enforce each and every provision of this Agreement.

         7.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Stockholders, successors-in-interest, legal representatives and permitted assigns and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

         7.4 Governing Law; Consent to Jurisdiction; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of law provisions thereof. Each of the parties hereto agrees that all disputes arising in connection with this Agreement shall be governed by and finally settled under the rules of binding arbitration of the American Arbitration Association ("AAA") by a panel of three arbitrators familiar with Delaware corporate law (at least one of whom shall be an attorney)


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
appointed by the AAA. Any such claim or controversy hereunder shall first be promptly submitted to AAA under its minitrial procedures. All arbitration proceedings shall take place in Boston, Massachusetts.

         7.5 Severability and Reformation. If any provision of this Agreement, or the application thereof to any Person or circumstance should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         7.6 Headings. The Article and Section headings contained herein are intended solely for convenience of reference and shall not be considered in interpreting this Agreement.

         7.7 Gender and Number. Whenever the context requires herein, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

         7.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same document.

         7.9 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than the Company and the Stockholders, any rights hereunder.

         7.10 Exhibits. The Exhibits referenced in this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

         7.11 Time Periods. Any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a Saturday, Sunday, or a holiday observed by the Company, the period during which such action may be taken shall be automatically extended to the next business day.


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
         INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized representatives as of the day first above written.

                              ELCOM INTERNATIONAL, INC.


                              By:    /s/ L. F. Mulhern
                                     ----------------------------------
                                     Laurence F. Mulhern
                              Title: Corporate Executive Vice President
                                     and Chief Financial Officer



                              STOCKHOLDERS



                              /s/ Michael Peter David Allpress
                              --------------------------------------
                              Michael Peter David Allpress


                              /s/ Robert John Atkins
                              --------------------------------------
                              Robert John Atkins


                              /s/ Kevin John Meakings
                              --------------------------------------
                              Kevin John Meakings



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